Exhibit 99.10

CONSENT OF ALVAREZ & MARSAL VALUATION SERVICES, LLC

February 14, 2024

Board of Directors

Digital World Acquisition Corp.

3109 Grand Ave., #450

Miami, Florida 31333

Members of the Board of Directors:

Alvarez & Marsal Valuation Services, LLC hereby consents to the reference to our name as an Independent Advisor in the Proxy Statement/Prospectus included in Amendment No. 6 to the Registration Statement dated February 14, 2024 (the “Registration Statement”) of Digital Word Acquisition Corp. (“DWAC”) on Form S-4 relating to the proposed merger of DWAC Merger Sub, Inc., a wholly owned subsidiary of DWAC, with and into Trump Media & Technology Group Corp. (“TMTG”). In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are “experts” with respect to any part of the Registration Statement for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

ALVAREZ & MARSAL VALUATION SERVICES, LLC

By	/s/ Neil Beaton
Name:	Neil Beaton
Title:	Managing Director